Exhibit 99.1

ScION Tech Growth I Announces Pricing of $500 Million Initial Public Offering

LONDON, UNITED KINGDOM, Dec. 16, 2020 (GLOBE NEWSWIRE) -- ScION Tech Growth I (“ScION” or the “Company”) announced today the pricing of its initial public offering of 50,000,000 units at $10.00 per unit. The units will be listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SCOAU” and will begin trading on December 17, 2020. Each unit consists of one of the Company’s Class A ordinary shares and one-third of one warrant, each whole warrant entitling the holder thereof to purchase one of the Company’s Class A ordinary shares at an exercise price of $11.50 per share. Only whole warrants are exercisable. Once the securities constituting the units begin separate trading, we expect that the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “SCOA” and “SCOAW”, respectively.

ScION is a newly organized blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or sector, the Company intends to focus its search for an initial business combination on technology-enabled businesses that offer specific technology solutions, broader technology software and services in the financial services sector.

The Company is sponsored by an affiliate of ION Investment Group Limited (“ION”), a technology software investment company and an operator of global technology businesses, providing mission-critical workflow automation software, data and analytics to financial institutions, governments and corporations around the world.

The Company is led by Executive Chairman Andrea Pignataro, ION’s founder, Chief Executive Officer Mathew Cestar, the former Co-Head of Credit Suisse’s EMEA Investment Banking and Capital Markets division, and Chief Financial Officer Alex Triplett, ION’s Head of Corporate Development.

UBS Investment Bank and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering.  The Company has granted the underwriters a 45-day option to purchase up to an additional 7,500,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, or by telephone at (888) 827-7275, or by e-mail at olprospectusrequest@ubs.com; or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 16, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For further information, please contact:
ScION Tech Growth I
alex.triplett@iongroup.com

All product and company names herein may be trademarks of their registered owners.